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                                  DBA SYSTEMS, INC.

                      PROXY SOLICITED BY THE BOARD OF DIRECTORS
                        FOR A SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON FEBRUARY 27, 1998

     The undersigned hereby appoints John L. Slack and Charles B. Robertson, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of DBA Systems, Inc. which the undersigned may be entitled to vote at a Special Meeting of Shareholders of DBA Systems, Inc. ("DBA") to be held at the offices of DBA's Conference Facility, Granada Center, 1101 West Hibiscus Boulevard, Melbourne, Florida, on February 27, 1998 at 10:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof (the "Special Meeting"), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Special Meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROSPECTUS/JOINT PROXY STATEMENT TRANSMITTED IN CONNECTION WITH THE SPECIAL MEETING. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN PROPOSAL 2 BELOW SHOULD MARK A LINE THROUGH THE ENTIRE PROPOSAL.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

PROPOSAL 1  To (i) approve and adopt an Agreement and Plan of Merger and
            Reorganization, dated as of January 5, 1998, among DBA, The Titan Corporation, a Delaware corporation ("Titan"), and Eagle Acquisition Sub, Inc., a newly formed, wholly owned Delaware subsidiary of Titan ("Sub"), which is attached as Appendix A to the Prospectus/Joint Proxy Statement that has been transmitted in connection with the Special Meeting, and (ii) approve the merger of Sub with and into DBA, pursuant to which, among other things, Sub will cease to exist and DBA will survive as a wholly owned subsidiary of Titan, all as described in said Prospectus/Joint Proxy Statement.

     / /  FOR            / /  AGAINST             / /  ABSTAIN

PROPOSAL 2  In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Special Meeting.

Receipt of the Prospectus/Joint Proxy Statement dated February __, 1998 is hereby acknowledged.

Dated _____________, 1998       ___________________________________________

                                ___________________________________________


                                   SIGNATURE(S)

                         PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.